Exhibit 10.1.1

409A Amendment to the
Dynex Capital, Inc.
2004 Stock Incentive Plan

WHEREAS, Dynex Capital, Inc. (the “Company”) previously adopted the Dynex Capital, Inc. 2004 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Company is authorized to amend the Plan under Article XV; and

WHEREAS the Company desires to amend the Plan in order to comply with the requirements of Section 409A of the Internal Revenue Code and applicable guidance issued thereunder (“Code Section 409A”); and

WHEREAS, all outstanding awards under the Plan are intended to be exempt from Code Section 409A and the Company desires to maintain such exemption; and

WHEREAS, the Plan allows for awards that are subject to Code Section 409A and the Company desires to comply with Code Section 409A in the event any such awards are made under the Plan in the future.

NOW, THEREFORE, the Company hereby amends the Plan as follows to be effective on January 1, 2009:

1.

A new Article XVIII is hereby added to the end of the Plan as follows:

ARTICLE XVIII
CODE SECTION 409A COMPLIANCE

The Company intends that all Awards under this Plan either comply with Section 409A of the Internal Revenue Code and applicable guidance issued thereunder (“Code Section 409A”) or comply with an exemption from the application of Code Section 409A.  The Committee shall not exercise any discretion under the Plan which would violate Code Section 409A.  Each Award Agreement covering an Award subject to Code Section 409A shall comply with the requirements of Code Section 409A and shall include any terms required by Code Section 409A (including the 6 month delay requirement, authorized distribution events and time and form of payment requirements).  All Awards exempt from Code Section 409A shall be interpreted and administered in a manner as to maintain such exemption.

2.

All terms of the Plan not inconsistent with this Amendment shall remain in effect.

IN WITNESS WHEREOF, Dynex Capital Inc. has caused this Amendment to be signed by its duly authorized officer on the day and year first above written.

DYNEX CAPITAL, INC.

Attest:	By:	/s/ Stephen J. Benedetti
	Its:	Executive Vice President, Chief Operating
/s/ Alison G. Griffin		Officer and Chief Financial Officer